                                                           Exhibit 10.2



                                  FORM OF
                    CENTERPLATE DEFERRED COMPENSATION PLAN
            (Amended and Restated effective as of January 1, 2005)

                                TABLE OF CONTENTS



ARTICLE 1           INTRODUCTION..............................................1

   1.1      Name of Plan......................................................1
   1.2      Purposes of Plan..................................................1
   1.3      "Top Hat" Pension Benefit Plan....................................1
   1.4      Funding...........................................................1
   1.5      Effective Date....................................................1
   1.6      Administration....................................................1

ARTICLE 2           DEFINITIONS AND CONSTRUCTION..............................1

   2.1      Definitions.......................................................1
            2.1.1       "Account".............................................2
            2.1.2       "Base Salary".........................................2
            2.1.3       "Base Salary Deferral"................................2
            2.1.4       "Beneficiary".........................................2
            2.1.5       "Bonus Compensation"..................................2
            2.1.6       "Bonus Deferral"......................................2
            2.1.7       "Change in Control"...................................2
            2.1.8       "Code"................................................2
            2.1.9       "Committee"...........................................2
            2.1.10      "Company".............................................2
            2.1.11      "Deferral Period".....................................2
            2.1.12      "Deferred Compensation Agreement".....................3
            2.1.13      "Directors"...........................................3
            2.1.14      "Effective Date"......................................3
            2.1.15      "Employee"............................................3
            2.1.16      "ERISA"...............................................3
            2.1.17      "Matching Contribution"...............................3
            2.1.18      "Participant".........................................3
            2.1.19      "Plan"................................................3
            2.1.20      "Plan Year"...........................................3
            2.1.21      "Retirement Date".....................................3
            2.1.22      "Specific Future Year"................................3
            2.1.23      "Valuation Date"......................................3
   2.2      Number and Gender.................................................3
   2.3      Headings..........................................................3

ARTICLE 3           PARTICIPATION AND ELIGIBILITY.............................4

   3.1      Participation.....................................................4
   3.2      Commencement of Participation.....................................4
   3.3      Cessation of Active Participation.................................4

ARTICLE 4           DEFERRALS & MATCHING CONTRIBUTIONS........................4

   4.1      Deferrals by Participants.........................................4
   4.2      Effective Date of Deferred Compensation Agreement.................5

   4.3      Modification or Revocation of Election by Participant.............5
   4.4      Matching Contributions............................................5

ARTICLE 5           VESTING, DEFERRAL PERIODS AND EARNINGS ELECTION...........5

   5.1      Vesting...........................................................5
   5.2      Deferral Periods..................................................5
   5.3      Earnings Elections................................................6

ARTICLE 6           ACCOUNTS..................................................6

   6.1      Establishment of Bookkeeping Accounts.............................6
   6.2      Subaccounts.......................................................6
   6.3      Hypothetical Nature of Accounts...................................6

ARTICLE 7           PAYMENT OF ACCOUNT........................................7

   7.1      Timing of Distribution of Benefits................................7
   7.2      Adjustment for Investment Gains and Losses Upon a Distribution....7
   7.3      Form of Payment or Payments.......................................7
   7.4      Designation of Beneficiaries......................................8
   7.5      Unclaimed Benefits................................................8
   7.6      Hardship Withdrawals..............................................8

ARTICLE 8           ADMINISTRATION............................................9

   8.1      Committee.........................................................9
   8.2      General Powers of Administration..................................9
   8.3      Costs of Administration...........................................9
   8.4      Indemnification of Committee......................................9

ARTICLE 9           DETERMINATION OF BENEFITS,  CLAIMS PROCEDURE AND
ADMINISTRATION...............................................................10

   9.1      Claims...........................................................10
   9.2      Claim Decision...................................................10
   9.3      Request for Review...............................................10
   9.4      Review of Decision...............................................11

ARTICLE 10             MISCELLANEOUS.........................................11

   10.1     Not Contract of Employment.......................................11
   10.2     Non-Assignability of Benefits....................................11
   10.3     Withholding......................................................11
   10.4     Amendment and Termination........................................11
   10.5     No Trust Created.................................................12
   10.6     Unsecured General Creditor Status of Employee....................12
   10.7     Severability.....................................................12
   10.8     Governing Laws...................................................12
   10.9     Binding Effect...................................................13
   10.10    Entire Agreement.................................................13

                                   ARTICLE 1

                                  INTRODUCTION

         1.1      Name of Plan.

         Centerplate, Inc. hereby amends and restates the Volume Services America Deferred Compensation Plan, henceforth to be known as the Centerplate Deferred Compensation Plan (the "Plan"), effective as of January 1, 2005. Amounts deferred prior to January 1, 2005 shall continue to be governed by the terms of the Plan as in effect prior to this amendment and restatement, a copy of which is attached hereto as Exhibit A.

         1.2      Purposes of Plan.

         The purposes of the Plan are to provide certain eligible employees of the Company the opportunity to defer elements of their compensation which might not otherwise be deferrable under other Company plans, including plans that are qualified under Code Section 401(a), and to receive the benefit of additions to their deferral comparable to those obtainable under the 401(k) Plan in the absence of certain restrictions and limitations in the Internal Revenue Code.

         1.3      "Top Hat" Pension Benefit Plan.

         The Plan is an "employee pension benefit plan" within the meaning of ERISA. However, the Plan is unfunded and maintained for a select group of management or highly compensated employees and, therefore, it is intended that the Plan will be exempt from Parts 2, 3 and 4 of Title 1 of ERISA. The Plan is not intended to qualify under Code section 401(a).

         1.4      Funding.

         The Plan is unfunded. All benefits will be paid from the general assets of the Company.

         1.5      Effective Date.

         This Plan was effective January 1, 1997, and is amended and restated effective January 1, 2005.

         1.6      Administration.

         The Plan shall be administered by the Committee.

                                   ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

         2.1      Definitions.

         For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:

                2.1.1 "Account" means the bookkeeping account maintained by the Company on behalf of each Participant pursuant to Article 6 that is credited with Base Salary Deferrals, Bonus Deferrals and Matching Contributions made by the Company on behalf of each Participant pursuant to Article 4, and the earnings and losses on such amounts as determined in accordance with Article 5. As of any Valuation Date, a Participant's benefit under the Plan shall be equal to the amount credited to his Account as of such date. 2.1.2 "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to Section 4.1 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under
Section 125 of the Code maintained by the Company.

                2.1.2 "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to Section 4.1 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under Section 125 of the Code maintained by the Company.
                2.1.3 "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Account pursuant to Section 4.1.

                2.1.4 "Beneficiary" means the person or persons designated by the Participant in accordance with Section 7.4.

                2.1.5 "Bonus Compensation" means the amount awarded to a Participant for a Plan Year under any bonus plan maintained by the Company.

                2.1.6 "Bonus Deferral" means the amount of a Participant's Bonus Compensation which the Participant elects to have withheld on a pre-tax basis from his Bonus Compensation and credited to his account pursuant to Section 4.1.

                2.1.7 "Change in Control" shall mean an event described in
Section 409A(a)(2)(A)(v) of the Code, as provided by Treasury Regulations issued pursuant to that Section.

                2.1.8 "Code" means the Internal Revenue Code of 1986, as amended.

                2.1.9 "Committee" means the administrative committee appointed by the Directors to administer the Plan in accordance with Article 8.

                2.1.10 "Company" means Centerplate, Inc. and any successor thereto, and shall include any other entity, as listed from time to time (in appendices to this Plan), that adopts this Plan and becomes a participating Company. A participating Company shall be deemed to appoint Centerplate, Inc. as its exclusive agent with respect to all power and authority conferred by the Plan on a Company.

                2.1.11 "Deferral Period" means the period of time for which a Participant elects to defer receipt of the Base Salary Deferrals, Bonus Deferrals and Matching Contributions credited to such Participant's Account and shall be either the Retirement Date, a period of years to a Specific Future Year as specified in Section 5.2 or upon a Change in Control. Deferral Periods shall be measured on the basis of Plan Years, beginning with the Plan Year that commences immediately following the Plan Year for which the applicable Base Salary Deferrals, Bonus Deferrals and/or Matching Contributions are credited to the Participant's Account.

                2.1.12 "Deferred Compensation Agreement" means the written agreement (regardless of how they may be titled) as prescribed by the Committee and entered into between the Company and a Participant pursuant to which the Participant elects the amount of his Base Salary and/or his Bonus Compensation to be deferred into the Plan, and the form of payment for such amounts, the Deferral Period and the deemed investment.

                2.1.13 "Directors" means the Board of Directors of the Company.

                2.1.14 "Effective Date" means January 1, 2005.

                2.1.15 "Employee" means any common-law employee of the Company.

                2.1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                2.1.17 "Matching Contribution" means the amount, as determined by the Company on an annual basis, credited by the Company to the Account of each Participant based on such Participant's Base Salary Deferrals.

                2.1.18 "Participant" means each Employee who has been selected for participation in the Plan and who has become a Participant pursuant to
Article 3.

                2.1.19 "Plan" means the Centerplate Deferred Compensation Plan, as amended from time to time.

                2.1.20 "Plan Year" means the twelve-consecutive-month period commencing January 1 of each year and ending on December 31.

                2.1.21 "Retirement Date" means the date the Participant is eligible for and retires under any qualified retirement plan maintained by the Company.

                2.1.22 "Specific Future Year" means a calendar year in the future voluntarily elected by a participant to begin distribution of Base Salary Deferrals, Bonus Deferrals and Matching Contributions, limited only by the minimum and maximum Deferral Periods.

                2.1.23 "Valuation Date" means the last business day of each calendar month and each special valuation date designated by the Committee.

                2.2 Number and Gender.

        Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

                  2.3 Headings.

        The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                   ARTICLE 3

                          PARTICIPATION AND ELIGIBILITY

        3.1 Participation.

        Participants in the Plan are those employees who are (a) members of a select group of highly compensated or management Employees of the Company, or
(b) selected by the Committee, in its sole discretion, as Participants. The Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of Section 3.3 a Participant shall remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation in the Plan.

        3.2 Commencement of Participation.

        An Employee shall become a Participant effective as of the date the Committee determines, which date shall be on or after the date his Deferred Compensation Agreement becomes effective.

        3.3 Cessation of Active Participation.

        Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of any date designated by the Committee. Any such Committee action shall be communicated to such Participant prior to the effective date of such action.

                                   ARTICLE 4

                       DEFERRALS & MATCHING CONTRIBUTIONS

        4.1 Deferrals by Participants.

        Before the first day of each Plan Year (or the remaining portion thereof for an Employee who commences participation in the Plan other than on the first day of a Plan Year), a Participant may file with the Committee a Deferred Compensation Agreement pursuant to which such Participant elects to make Base Salary Deferrals and/or Bonus Deferrals. Any such Participant election shall be subject to any maximum or minimum percentage or dollar amount limitations and to any other rules prescribed by the Committee in its sole discretion. Base Salary Deferrals will be credited to the Account of each Participant as of the last day of each calendar month, provided that such Participant is an Employee on the last day of such calendar month. A Participant whose employment terminates during the calendar month shall be paid the amount of his Base Salary Deferrals for such month in cash. Bonus Compensation Deferrals will be credited to the account of each Participant as of the last day of the month in which such Bonus Compensation otherwise would have been paid to the Participant in cash provided the participant is an employee on the last day of such month. A participant whose employment terminates during the calendar month in which his Bonus Compensation would have been paid to him in cash will be paid his bonus deferral in cash.

        In no event may a Participant reduce or increase a previous Base Salary Deferral election, nor alter a previous election to defer Bonus Compensation.

        4.2 Effective Date of Deferred Compensation Agreement.

        A Participant's initial Deferred Compensation Agreement shall be effective as of the first payroll period after the date the Participant commences participation in the Plan. Each subsequent Deferred Compensation Agreement shall become effective on the first day of the Plan Year to which it relates. If a Participant fails to complete a Deferred Compensation Agreement on or before the date the Participant commences participation in the Plan or the first day of any Plan Year, the Participant shall be deemed to have elected not to make Base Salary Deferrals and/or Bonus Compensation Deferrals for such Plan Year (or remaining portion thereof if the Participant enters the Plan other than on the first day of a Plan Year).

        4.3 Modification or Revocation of Election by Participant.

        A Participant may not change the amount of his Base Salary or Bonus Deferrals during a Plan Year or revoke his Deferred Compensation Agreement.

        4.4 Matching Contributions.

        The Committee, in its sole discretion, may provide for a Company match on any portion of the amount deferred. Included in the Committee's discretion is the ability to name specific individuals to whom a match applies and the amount and timing of that match.

                                   ARTICLE 5

                 VESTING, DEFERRAL PERIODS AND EARNINGS ELECTION

        5.1 Vesting.

        A Participant shall be 100% vested in his Account, including Matching Contributions, at all times.

        5.2 Deferral Periods.

        A Deferral Period shall, at the Participant's election, be until (i) Retirement Date (provided, that such election shall be deemed to be for the date six months after Retirement Date for any Participant who is a "key employee" as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), or (ii) a Specific Future Year and upon (iii) a Change in Control. In the case of an election to defer until a Specific Future Year, the Deferral Period must be for any period of at least three (3) years or more, but may not end later than the year in which the Participant attains age 70, unless a Participant is over age 55 as of the date such Deferred Compensation Agreement is made with respect to such amount, in which case the deferral period need only be for one
(1) calendar tax year. A Participant must specify on the Deferred

Compensation Agreement the Deferral Period for the Base Salary Deferrals, Bonus Compensation Deferrals and Matching Contributions to be made to the Plan for the Plan Year (or the remaining portion thereof for a Participant who enters the Plan other than on the first day of a Plan Year) to which the Deferred Compensation Agreement relates, subject to certain rules as determined by the Committee from time to time. In the event a Participant does not elect a Deferral Period for any such Base Salary Deferrals and Matching Contributions for a Plan Year, such Participant shall be deemed to have elected a Deferral Period of three (3) years.

        5.3 Earnings Elections.

        Amounts credited to a Participant's Account shall be credited with earnings and losses based on hypothetical investment directions made by the Participant, in accordance with investment deferral crediting options and procedures adopted by the Committee from time to time. The Company specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures. Any amounts credited to a Participant's Account with respect to which a Participant does not provide investment direction shall be credited with earnings in an amount determined by the Committee in its sole discretion. A Participant's Account shall be adjusted as of each Valuation Date to reflect investment gains and losses.

                                   ARTICLE 6

                                    ACCOUNTS

        6.1 Establishment of Bookkeeping Accounts.

        A separate bookkeeping account shall be maintained for each Participant. Such account shall be credited with the Base Salary Deferrals and/or Bonus Compensation Deferrals made by the Participant pursuant to Section 4.1, and Matching Contributions made by the Company pursuant to Section 4.4, and credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 5.3.

        6.2 Subaccounts.

        Within each Participant's bookkeeping account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the Participant has specified different Deferral Periods, methods of payment or investment directions with respect to his Base Salary Deferrals, Bonus Compensation Deferrals and Matching Contributions for different Plan Years.

        6.3 Hypothetical Nature of Accounts.

        The account established under this Article 6 shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that earnings and losses on the Base Salary Deferrals, Bonus Compensation Deferrals and Matching Contributions made to the Plan can be credited (or charged, as the case may be). Neither the Plan nor any of the accounts (or subaccounts) established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or

Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Directors, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other Person.

                                   ARTICLE 7

                               PAYMENT OF ACCOUNT

        7.1 Timing of Distribution of Benefits.

        Distribution of Base Salary Deferrals, Bonus Compensation Deferrals and Matching Contributions to a Participant shall be made as soon as practicable following the date the Deferral Period for such amounts ends. If the Participant elects to receive a distribution in the event of a Change in Control, distribution shall be made within 45 days of the Change in Control. Notwithstanding the foregoing, the Participant's entire Account shall be distributed to him (or his Beneficiary in the event of his death) in five (5) annual installments if the account balance is $200,000 or greater following the earlier to occur of the following: (i) the Participant's death, (ii) the Participant's permanent disability (as defined in Code Section 409A(a)(2)(C)), or (iii) the Participant's termination of employment (six months after termination of employment for any Participant who is a "key employee" as defined in Section 416(i) of the Code without regard to paragraph (5) thereof),. If the Participant's account balance is less than $200,000, the account balance for subsections 7.1 (i), (ii) or (iii) will be paid as a lump sum. This distribution may be accelerated, including to lump sum, based upon a showing of severe financial hardship in accordance with Section 7.6 by the Participant or his beneficiary.

        7.2 Adjustment for Investment Gains and Losses Upon a Distribution.

        Upon a distribution pursuant to this Article 7, the balance of a Participant's Account shall be determined as of the Valuation Date immediately preceding the date of the distribution to be made and shall be adjusted for investment gains and losses which have accrued to the date of distribution but which have not been credited to his Account.

        7.3 Form of Payment or Payments.

        Base Salary Deferrals, Bonus Compensation Deferrals and Matching Contributions shall be distributed in accordance with the form of payment elected by the Participant on the Deferred Compensation Agreement to which such amounts relate. The form of payment with respect to amounts and the earnings credited thereon may be in any of the following forms:

              7.3.1 A lump sum; or

              7.3.2 Installment payments for a period not to exceed fifteen years.

        Installment payments shall be paid annually on the first business day of January of each Plan Year or quarterly on the first business day of each calendar quarter as elected by the Participant. Each installment payment shall be determined by multiplying the amounts to be distributed by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to Participant. Anything contained herein to the contrary notwithstanding, total distribution of a Participant's Account must be made by the date such Participant attains age
85. Prior to the year in which a distribution of a Participant's Account is scheduled to begin distribution (but no less than twelve months prior to the distribution date in all events), a Participant may request a change in form of payment which may be approved or disapproved by the Committee in its sole discretion; provided that such change must cause the initial distribution date to be deferred for a period of not less than five years from the date such distribution would otherwise have commenced.

        7.4 Designation of Beneficiaries.

        Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. A beneficiary designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing the same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. If no such designation is on file with the Committee at the time of the death of the Participant or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be the Participant's surviving spouse, if any, or, if none, the Participant's executor or administrator, or his heirs at law if there is no administration of such Participant's estate.

        7.5 Unclaimed Benefits.

        In the case of a benefit payable on behalf of such Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

        7.6 Hardship Withdrawals.

        A Participant may apply in writing to the Committee for, and the Committee may permit, a hardship withdrawal of all or any part of a Participant's Account if the Committee, in its sole discretion, determines that the Participant has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee, in its sole and absolute discretion. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Committee, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the

Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

                                    ARTICLE 8

                                 ADMINISTRATION

        8.1 Committee.

        The Plan shall be administered by a Committee appointed by the Directors. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties, to qualified individuals, provided that such delegation is in writing. The Committee shall be a "named fiduciary" as that term is defined in Section 402(a)(2) of ERISA.

        8.2 General Powers of Administration.

        The Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Committee shall have the duty and power to interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Committee may exercise the powers hereby granted in its sole and absolute discretion. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.

        8.3 Costs of Administration.

        The costs of administering the Plan shall be borne by the Company unless and until the Participant receives written notice of the imposition of such administrative costs, with such costs to begin with the next Plan Year and none may be assessed retroactively for prior Plan Years. Such costs shall be charged against the Participant's Account and shall be uniform for all Plan Participants. Such costs shall not exceed the standard rates for similarly designed nonqualified plans under administration by high-quality third party administrators at the time such costs are initially imposed and thereafter.

        8.4 Indemnification of Committee.

        The Company shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

                                   ARTICLE 9

                           DETERMINATION OF BENEFITS,
                       CLAIMS PROCEDURE AND ADMINISTRATION

        9.1 Claims.

        A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at the Company at its then principal place of business.

        9.2 Claim Decision.

        Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

        If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

              (1) The specific reason or reasons for such denial;

              (2) The specific reference to pertinent provisions of the Plan on which such denial is based;

              (3) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

              (4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

              (5) The time limits for requesting a review under Section 9.3 and for review under Section 9.4 hereof.

        9.3 Request for Review.

        With sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Company review the determination of the Committee. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the Corporation's determination by the Secretary of the Company within such sixty (60)-day period, he shall be barred and estopped from challenging the Company's determination.

        9.4 Review of Decision.

        Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Company's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60)-day period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                   ARTICLE 10

                                  MISCELLANEOUS

        10.1 Not Contract of Employment.

        The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

        10.2 Non-Assignability of Benefits.

        No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

        10.3 Withholding.

        All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

        10.4 Amendment and Termination.

        The Committee may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Participant with respect to amounts already allocated to his Account, except to the extent necessary, in the sole discretion of the Committee, to cause the Plan to meet the requirements of Section 409A of the Code. The Committee may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his Beneficiary in a single cash lump sum, in full satisfaction of all such Participant's or Beneficiary's benefits hereunder. Any such amendment to or termination of the Plan shall be in writing and signed by a member of the Committee.

        10.5 No Trust Created.

        Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company and the Participant, his beneficiary, or any other person.

        10.6 Unsecured General Creditor Status of Employee.

        The payments to Participant, his Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant Beneficiary or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company.

        In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Employee (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder. An Employee's participation in the underwriting or other steps necessary to acquire such policy or policies may be required by the Company and, if required, shall not be a suggestion of any beneficial interest in such policy or policies to a Participant.

        10.7 Severability.

        If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

        10.8 Governing Laws.

        All provisions of the Plan shall be construed in accordance with the laws of South Carolina except to the extent preempted by federal law.

        10.9 Binding Effect.

        This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

        10.10 Entire Agreement.

        This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

        IN WITNESS WHEREOF, the Company has caused this Plan to be properly
executed on the      day of December, 2004.
               ------

                                           CENTERPLATE, INC.


(Corporate Seal)                           By:
                                               ---------------------------------

                                           Its:
                                               ---------------------------------

Attested to:


----------------------------------
Secretary